Exhibit 99.2

BLACK CREEK INDUSTRIAL REIT IV INC.
PRO FORMA FINANCIAL INFORMATION
(Unaudited)
The following pro forma consolidated financial statement has been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma consolidated financial statement should be read in conjunction with Black Creek Industrial REIT IV Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2019, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 12, 2019 (the “Form 10-Q”).
The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2018, combine the Company’s historical operations with the purchase of the real estate properties described below, as if those transactions had occurred as of January 1, 2018. An unaudited pro forma consolidated balance sheet is not presented because the real estate property transactions described below occurred prior to June 30, 2019 and have been presented in the Form 10-Q.
On June 7, 2018, the Company acquired a 100% fee interest in two industrial buildings totaling approximately 0.4 million square feet on approximately 25.25 acres (the “Park 429 Logistics Center”). The Park 429 Logistics Center is located in the Orlando, Florida market and, as of the acquisition date, was 95.9% occupied by three customers with a weighted-average remaining lease term (based on square feet) of approximately 8.8 years. The total purchase price was approximately $45.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering and borrowings of $23.9 million under its corporate line of credit.
On June 20, 2018, the Company acquired a 100% fee interest in one industrial building totaling approximately 0.4 million square feet on approximately 19.5 acres (the “Pescadero Distribution Center”). The Pescadero Distribution Center is located in the Central Valley market in California and, as of the acquisition date, was 100% occupied by two customers with a weighted-average remaining lease term (based on square feet) of approximately 5.4 years. The total purchase price was approximately $45.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering and borrowings of $23.9 million under its corporate line of credit.
On June 28, 2019, the Company acquired a 100% fee interest in five industrial buildings totaling approximately 1.4 million square feet on approximately 71.1 acres (the “Dallas Infill Industrial Portfolio”). The Dallas Infill Industrial Portfolio is located in the Dallas market in Texas and, as of the acquisition date, was 98.3% occupied by 15 customers with a weighted-average remaining lease term (based on square feet) of approximately 3.5 years. The total purchase price was approximately $115.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from the Company’s public offering and the assumption of two fixed-rate mortgages for an aggregate amount of $49.3 million with a weighted-average interest rate of 3.71% and a weighted-average remaining term of 5.9 years.
The unaudited pro forma consolidated statement of operations has been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the acquired real estate properties, and certain purchase accounting entries of the acquired real estate properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma consolidated statement of operations does not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

BLACK CREEK INDUSTRIAL REIT IV INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2019
(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions		Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$12,964	$3,666	(2)	$383	(4)	$17,013
Total revenues	12,964	3,666		383		17,013
Operating expenses:
Rental expenses	2,971	1,235	(3)	—		4,206
Real estate-related depreciation and amortization	7,015	—		2,878	(5)	9,893
General and administrative expenses	1,243	—		—		1,243
Advisory fees, related party	2,735	—		460	(6)	3,195
Acquisition expense reimbursements, related party	1,574	—		—		1,574
Other expense reimbursements, related party	963	—		—		963
Total operating expenses	16,501	1,235		3,338		21,074
Other expenses:
Interest expense and other	2,355	—		887	(7)	3,242
Total other expenses	2,355	—		887		3,242
Total expenses before expense support	18,856	1,235		4,225		24,316
Total reimbursement to the Advisor, net	(1,160)	—		(741)	(8)	(1,901)
Net expenses after expense support	(20,016)	(1,235)		(4,966)		(26,217)
Net (loss) income	(7,052)	2,431		(4,583)		(9,204)
Net loss (income) attributable to redeemable noncontrolling interests	18	—		—		18
Net loss (income) attributable to noncontrolling interests	—	—		—		—
Net (loss) income attributable to common stockholders	$(7,034)	$2,431		$(4,583)		$(9,186)
Weighted-average shares outstanding	30,248					36,993	(9)
Net loss per common share - basic and diluted	$(0.23)					$(0.25)

The accompanying notes are an integral part of this pro forma consolidated financial statement

BLACK CREEK INDUSTRIAL REIT IV INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions		Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$6,520	$9,452	(2)	$766	(4)	$16,738
Total revenues	6,520	9,452		766		16,738
Operating expenses:
Rental expenses	1,252	2,662	(3)	—		3,914
Real estate-related depreciation and amortization	3,541	—		7,014	(5)	10,555
General and administrative expenses	1,564	—		—		1,564
Advisory fees, related party	1,624	—		1,252	(6)	2,876
Acquisition expense reimbursements, related party	4,900	—		—		4,900
Other expense reimbursements, related party	1,195	—		—		1,195
Total operating expenses	14,076	2,662		8,266		25,004
Other expenses:
Interest expense and other	2,250	—		2,701	(7)	4,951
Total other expenses	2,250	—		2,701		4,951
Total expenses before expense support	16,326	2,662		10,967		29,955
Total expense support from the Advisor, net	5,583	—		1,285	(8)	6,868
Net expenses after expense support	(10,743)	(2,662)		(9,682)		(23,087)
Net (loss) income	(4,223)	6,790		(8,916)		(6,349)
Net loss (income) attributable to redeemable noncontrolling interests	—	—		—		—
Net loss (income) attributable to noncontrolling interests	—	—		—		—
Net (loss) income attributable to common stockholders	$(4,223)	$6,790		$(8,916)		$(6,349)
Weighted-average shares outstanding	9,107					36,993	(9)
Net loss per common share - basic and diluted	$(0.46)					$(0.17)

The accompanying notes are an integral part of this pro forma consolidated financial statement.

BLACK CREEK INDUSTRIAL REIT IV INC.
NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND
FOR THE YEAR ENDED DECEMBER 31, 2018
(Unaudited)

(1)
Reflects the Company’s historical consolidated statement of operations for the six months ended June 30, 2019 and for the year ended December 31, 2018. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2019 and the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2019.

(2)
The table below sets forth the incremental impact of rental revenue of the real estate properties acquired by the Company based on the historical operations of those properties for the periods prior to acquisition. The incremental rental revenue is determined based on the respective property's historical rental revenue and the purchase accounting entries and includes: (i) the incremental base rent adjustments calculated based on the terms of the acquired lease and presented on a straight-line basis and (ii) the incremental reimbursement and other revenue adjustments, which consist primarily of rental expense recoveries, and are determined based on the acquired customer’s historical reimbursement and other revenue. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $0.2 million for the six months ended June 30, 2019 and $1.1 million for the year ended December 31, 2018.

	For the Six Months Ended June 30, 2019		For the Year Ended December 31, 2018
(in thousands)	Incremental Rental Revenue	Incremental Reimbursement Revenue	Incremental Rental Revenue	Incremental Reimbursement Revenue
Park 429 Logistics Center	$—	$—	$922	$30
Pescadero Distribution Center	—	—	1,079	336
Dallas Infill Industrial Portfolio	2,412	1,254	5,082	2,003
Total	$2,412	$1,254	$7,083	$2,369

(3)
The table below sets forth the incremental impact of rental expense of the real estate properties acquired by the Company based on the historical operations of those properties for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the respective property’s historical operating expenses, insurance expense, and property management fees.

	For the Six Months Ended June 30, 2019		For the Year Ended December 31, 2018
(in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes	Incremental Rental Expense	Incremental Real Estate Taxes
Park 429 Logistics Center	$—	$—	$54	$43
Pescadero Distribution Center	—	—	70	268
Dallas Infill Industrial Portfolio	325	910	945	1,282
Total	$325	$910	$1,069	$1,593

(4)
Amount represents the incremental impact of rental revenue of the properties acquired by the Company, which includes the adjustments to reflect rents at market, as determined in purchase accounting, that consists of above- and below-market lease assets and liabilities, which are amortized over the remaining lease term.

(in thousands)	For the Six Months Ended June 30, 2019	For the Year Ended December 31, 2018
Park 429 Logistics Center	$—	$11
Pescadero Distribution Center	—	(12)
Dallas Infill Industrial Portfolio	383	767
Total	$383	$766

(5)
Amount represents the incremental depreciation and amortization expense of the real estate properties acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of up to 40 years, commencing when the building is complete and ready for its intended use, and the amounts allocated to intangible in-place lease assets are amortized on a straight-line basis over the lease term.

(in thousands)	For the Six Months Ended June 30, 2019	For the Year Ended December 31, 2018
Park 429 Logistics Center	$—	$539
Pescadero Distribution Center	—	720
Dallas Infill Industrial Portfolio	2,878	5,755
Total	$2,878	$7,014

(6)
Amount represents the fixed component of the advisory fee that is payable monthly to BCI IV Advisors LLC, the Company's Advisor, for asset management services provided to the Company. The fixed component of the advisory fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost of real property assets located in the U.S. within the Company’s portfolio. Amount was calculated as though the real estate properties acquired by the Company had been managed by the Company’s Advisor since January 1, 2018.

(7)
Amount represents the incremental interest expense related to the borrowings under the Company's corporate line of credit and the assumed mortgage notes incurred in conjunction with the respective real estate property acquisitions. The incremental interest expense is calculated based on the actual terms of the respective financing agreement as if these financings were outstanding as of January 1, 2018.

(in thousands)	Weighted-Average Interest Rate	Amount Financed		For the Six Months Ended June 30, 2019	For the Year Ended December 31, 2018
Park 429 Logistics Center	4.10%	$23,879	(a)	$—	$418
Pescadero Distribution Center	4.10%	23,905	(a)	—	454
Dallas Infill Industrial Portfolio	3.71%	49,250	(b)	887	1,829
Total		$97,034		$887	$2,701

(a)	Amount was borrowed under the Company’s corporate line of credit. The incremental interest expense is calculated using the interest rate in effect as of December 31, 2018.
(b) Amount was assumed at acquisition under two fixed-rate mortgage notes. The incremental interest expense was calculated using the interest rates in effect as of June 30, 2019 and December 31, 2018.

(8)
Amount represents the adjustment to the expense support the Company would have received from the Company’s Advisor assuming the real estate properties acquired by the Company had been managed by the Company’s Advisor since January 1, 2018.

(9)
The pro forma weighted-average shares of common stock outstanding for the six months ended June 30, 2019 and for the year ended December 31, 2018 were calculated to reflect all shares sold through June 30, 2019 as if they had been issued on January 1, 2018.